UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	June 16, 2022

IsoPlexis Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-40894	46-2179799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 NE Industrial Road Branford, CT 06405
(Address of principal executive offices and zip code)

(203) 208-4111
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISO	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of IsoPlexis Corporation (the “Company”) held on June 16, 2022, the stockholders of the Company:

a.elected Gregory P. Ho, Daniel Wagner, and Adam Wieschhaus to serve as directors of the Company to hold office until the Annual Meeting of Stockholders to be held in 2025 and until their successors have been duly elected and qualified; and

a.ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

1. The votes cast by the stockholders for election of directors were as follows:

Director Votes “For” Votes “Against” Abstentions Broker Non-Votes

Gregory P. Ho 30,869,836 304,321 128,180 847,541

Daniel Wagner 30,816,861 357,221 128,255 847,541

Adam Wieschhaus 30,998,076 175,941 128,320 847,541

2. The votes cast by stockholders with respect to the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 were as follows:

Votes “For” Votes “Against” Abstentions

31,822,635 13,720 313,523

There were no broker non-votes with respect to this proposal.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISOPLEXIS CORPORATION

Date: June 21, 2022
	By:	/s/ John Strahley
		Name:	John Strahley
		Title:	Chief Financial Officer